UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       January 15, 2008

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification Number)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2008, Ascendia Brands, Inc. (the “Registrant”) entered into the following material definitive agreements:

(1)    The Registrant and Prencen LLC (“Prencen”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Registrant issued to Prencen 26,500 shares, par value $0.001 per share, of a newly created class of voting, convertible, Preferred Stock designated “Series C Convertible Preferred Stock” (the “Preferred Shares”). In consideration of the issuance of the Preferred Shares, Prencen paid the Registrant $24.5 million and converted $2.0 million in outstanding unsecured indebtedness, representing the principal amount of a loan provided by an affiliate of Prencen to the Registrant in November 2007.

The 26,500 Preferred Shares are initially convertible into 199,849,170 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”). The effective conversion price of the Preferred Shares is $0.1326 per share of Common Stock, which represents a discount of 15 percent from the average closing price of the Common Stock for the ten trading days prior to the approval of the transaction by the Registrant’s Board of Directors, which occurred on December 28, 2007. The Registrant used the proceeds from the sale of the Preferred Shares to pay down $1.5 million of its First Lien Term Notes, to pay off the balance of $18,403,258 on its revolving credit facility, to pay transaction fees and expenses and for general corporate purposes.

Pursuant to the Certificate of Designations for the Preferred Shares (the “Certificate of Designations”), the Preferred Shares are convertible at any time, at the option of the holders(s), into Common Stock (upon conversion of the Preferred Shares, the “Conversion Shares”) at a price of $0.1326 per share (subject to certain anti-dilution adjustments). In addition, the Registrant may require the redemption by the Registrant of all or any portion of the Preferred Shares then outstanding at a premium equal to the “Company Optional Redemption Price” (as defined in the Certificate of Designations).

In connection with the sale of the Preferred Shares to Prencen, the Registrant entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) in favor of Prencen, Prencen Lending LLC (“Prencen Lending”), Watershed Capital Partners, L.P. (“Watershed”) and Watershed Capital Institutional Partners, L.P. (“Watershed Institutional” and together with Prencen, Prencen Lending and Watershed, the “Buyers”). The Registration Rights Agreement applies to shares of Common Stock held or subsequently acquired by the Buyers, and shares of Common Stock issuable upon the conversion of the Preferred Shares and the Registrant’s convertible, secured term notes due December 30, 2016 (the “Notes”) and upon the exercise of certain warrants (“Initial Registrable Securities”). Pursuant to the Registration Rights Agreement, the Registrant shall file a registration statement with respect to the Initial Registrable Securities (as defined) no later than 60 days following the filing of the Registrant’s Annual Report on Form 10-K for the fiscal year ending February 28, 2010, or such earlier date as the Registrant is able to file a registration statement without the requirement to include certain required pro forma historical financial disclosure. In the event the Registrant fails to file such registration statement, or if the registration statement is not declared or maintained effective as required by the Registration Rights Agreement, the Registrant will become liable to pay financial penalties to the holders of the Initial Registrable Securities. The Registration Rights Agreement also grants the Buyers certain demand and piggyback registration rights on terms set forth in the Registration Rights Agreement.

Contemporaneously with the sale of the Preferred Shares, Watershed and Watershed Institutional (together, the “Watershed Entities”), and Prencen and Prencen Lending (together, the “Prencen Entities”), entered into waiver and consent agreements (respectively, the “Prencen Consent” and “Watershed Consent” and collectively, the “Consents”). Pursuant to the Consents, the Watershed Entities and Prencen Entities waived certain provisions of the Securities Purchase Agreements dated as of February 9, 2007, pursuant to which the Watershed Entities and Prencen Lending purchased the Notes.

In connection with the sale of the Preferred Shares, Prencen surrendered to the Registrant Warrant No. A-2 and the Registrant issued to Prencen Warrant No. A-3 (the “Prencen Warrant”). The Prencen Warrant initially entitles the holder to purchase 5,129,159 shares of the Registrant’s Common Stock at an exercise price of $0.1326 per share. Both the initial exercise price, and the number of shares of Common Stock issuable upon exercise of the Prencen Warrant, are subject to anti-dilution adjustment as provided in the Prencen Warrant. The Prencen Warrant expires on January 15, 2013.

The sale of the Preferred Shares triggered the application of anti-dilution provisions in other securities issued by the Registrant, including certain warrants expiring July 31, 2011, the Registrant’s Warrant No. A-1, expiring July 31, 2011, the Registrant’s Warrant No. B-1, expiring July 31, 2011 and the Notes.

(2)        Contemporaneously with the purchase of the Preferred Shares by Prencen, the Registrant, as administrative borrower on behalf of itself and the other borrowers under a Credit Agreement dated as of February 9, 2007 (the “First Lien Credit Agreement”), Ascendia Brands (Canada) Limited, as guarantor of the borrowers’ obligations under the First Lien Credit Agreement, Wells Fargo Foothill, Inc., as arranger and administrative agent for the lenders under the First Lien Credit Agreement, and the lenders listed on the signature pages thereto, entered into a Third Amendment to, and Waiver Under, Credit Agreement (the “First Lien Amendment”).

Pursuant to the First Lien Amendment, affiliates of Plainfield Asset Management and Watershed Capital Partners, L.P. subscribed for term notes designated “A1-A” (the “Term Notes A1-A”) in the aggregate principal amount of $6 million, the proceeds of which (together with $1.5 million in proceeds from the sale of the Preferred Shares) were applied to pay down, ratably, $7.5 million in principal amount of the balance outstanding under the Registrant’s term notes designated “A1” (the Term Notes A1”). The Term Notes A1-A mature concurrently with the Term Notes A1 and bear interest at a rate of LIBOR plus 675 basis points, as to which 375 basis point are payable periodically in cash and 300 basis points are accrued and payable at maturity. The Term Notes A1-A are subordinate as to payment to the Term Notes A1, and senior to the term notes designated as “A2” (the Term Notes A2”).

Pursuant to the First Lien Amendment, the lenders waived certain defaults under the First Lien Credit Agreement, modified certain restrictions on the Registrant’s revolving credit facility and adjusted financial covenants through the end of the Registrant’s fiscal year ending February 28, 2009. In consideration of such waivers and amendments, the interest rate under the revolving credit facility and Term Notes A1 will increase to LIBOR plus 500 basis points and LIBOR plus 800 basis points with effect from March 1, 2009, i.e., the start of Registrant’s 2009 fiscal year. The interest rate under the Term Notes A2 will increase by 300 basis points, provided that the portion of interest corresponding to 40% of the premium over LIBOR through February 28, 2009 will accrue and be payable upon maturity.

In connection with the execution of the Lien Amendments (as defined below), the Registrant agreed to pay the holders of its Term Notes A1 an aggregate fee of $2,000,000, which will accrue in 12 equal monthly installments of $166,666.67. In addition, the Registrant issued Plainfield a warrant (the “Plainfield Warrant”). The Plainfield Warrant entitles the holder to purchase shares of Common Stock corresponding to 0.097% of the Registrant’s Fully Diluted Common Stock (as defined in the Plainfield Warrant), which initially corresponds to 1,885,370 shares of the Registrant’s Common Stock. The initial exercise price is $0.1326 per share, subject to anti-dilution adjustment as provided in the Plainfield Warrant.

(3)        Contemporaneously with the execution of the First Lien Amendment, the Registrant, as administrative borrower on behalf of itself and the other borrowers under a Credit Agreement dated as of February 9, 2007 (the “Second Lien Credit Agreement”), Ascendia Brands (Canada) Limited, as guarantor of the borrowers’ obligations under the Second Lien Credit Agreement, the lenders listed on the signature pages thereto, Wells Fargo Foothill, Inc., as collateral agent, and Watershed Administrative, LLC, as administrative agent for the lenders under the Second Lien Credit Agreement, entered into a Second Amendment to the Second Lien Credit Agreement (the “Second Lien Amendment” and together with the First Lien Amendment, the “Lien Amendments”).

Pursuant to the Second Lien Amendment, the lenders waived certain defaults under the Second Lien Credit Agreement, adjusted financial covenants through the end of the Registrant’s fiscal year ending February 28, 2009 and agreed to accrue interest payments becoming due through February 28, 2009, including a payment due December 28, 2007. In consideration of such waivers and amendments, the interest rate under the Second Line Credit Agreement will increase by 325 basis points.

(4)        In connection with the transactions described above, the Registrant and Coty, Inc. (“Coty”) entered into Amendment No. 1 to Subordinated Note (the “Note Amendment”), pursuant to which the parties agreed to increase to $300 million the “Senior Debt Cap” in the $20 million principal amount subordinated note dated as of February 9, 2007. In consideration of Coty’s agreement to enter into the Note Amendment, the Registrant issued to Coty a warrant (the “Coty Warrant”) entitling the holder thereof to purchase 753,194 shares of Common Stock. The Coty Warrant expires January 15, 2014 and has an initial exercise price (subject to anti-dilution adjustment) of $0.1326 per share.

(5)        The Registrant and Prencen Lending entered into a letter agreement (the “Prencen Lending Agreement”) pursuant to which Prencen Lending agreed to pay Steven R. Scheyer, the Registrant’s President and Chief Executive Officer, the sum of $2.5 million. Payment was contingent upon consummation of the transactions described above. Such amount represents the bonus that the Registrant was required to pay to Mr. Scheyer as of January 1, 2008 pursuant to the Employment Agreement between the Registrant and Mr. Scheyer dated as of February 9, 2007. In consideration of the receipt of such payment from Prencen Lending, Mr. Scheyer waived his right to such payment from the Registrant under the Employment Agreement. The Registrant will repay such amount to Prencen Lending in seven monthly installments of $208,333.33 commencing April 30, 2008, and the remaining balance of $833,333.36 (together with interest at the lowest applicable Federal rate) on December 31, 2008.

The above description in this Item 1.01 does not purport to be a complete statement of the parties’ rights and obligations under the Securities Purchase Agreement, Certificate of Designations, the Registration Rights Agreement, the Watershed Consent, the Prencen Consent, the First Lien Amendment, the Plainfield Warrant, the Second Lien Amendment, the Note Amendment, the Coty Warrant, the Prencen Warrant and the Prencen Lending Agreement, and is qualified in its entirety by reference to such agreements and documents, copies of which are filed herewith as Exhibits 4.1, 3.1, 10.1, 10.2, 10.3, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 10.4, respectively, to this Current Report on Form 8-K. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties, and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2008, the Registrant notified the American Stock Exchange (“AMEX”) that it is withdrawing its appeal against the current delisting proceeding, and will file a Form 25 with the SEC approximately 10 days after such notice for the purpose of delisting the Common Stock. The current delisting proceeding was described by the Registrant in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2007 and such description is incorporated by reference herein in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. As a result of the sale of the Preferred Shares, Prencen and its affiliates may be deemed to have obtained a controlling interest in the Registrant by reason of their ownership of a majority of the voting power of the Registrant’s stock, their right to appoint a majority of the Registrant’s Board of Directors and certain approval rights they have as holders of the Preferred Shares.

Under the Certificate of Designations, the holders of the Preferred Shares are entitled to the number of votes equal to the number of votes they would have in respect of the Conversion Shares, were the Conversion Shares outstanding. As of January 16, 2008, Prencen is, therefore, able to cast a majority of the votes eligible to be cast in any meeting of stockholders of the Registrant.

Under the Certificate of Designations, as long as Prencen holds 20% of the Preferred Shares, its vote shall be required before the Registrant may, with certain exceptions as described in the Certificate of Designations: (a) enter into any agreement regarding, or consummate, a Change of Control; (b) circumvent a right of the Preferred Shares; (c) increase or decrease the authorized number of the Preferred Shares; (d) create or authorize any new class or series of shares that has a preference over or is on a parity with the Preferred Shares; (e) enter into any transactions with any affiliate of the Registrant; (f) purchase, repurchase or redeem any shares of Common Stock; (g) pay dividends or make any other distribution on the Common Stock; (h) amend the Certificate of Incorporation or bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares; (i) hire or terminate any executive officer or amend the terms of any such person’s employment agreement; (j) approve any restructuring plan or (k) amend or modify the terms of any contractual agreement with any executive officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, as a condition precedent to the purchase of the Preferred Shares by Prencen, Edward J. Doyle, Kenneth D. Taylor and Francis G. Ziegler resigned from the Registrant’s Board of Directors. Mr. Doyle was an independent director, was Chairman of the Audit Committee and Lead Director of the Restructuring Committee and also served as a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Taylor was an independent director, was Chairman of the Nominating and Corporate Governance Committee and also served as a member of the Restructuring and Compensation Committees. Mr. Ziegler was an independent director, was Chairman of the Compensation Committee and also served as a member of the Audit and Restructuring Committees. Pursuant to the terms of the Certificate of Designations, the holders of the Preferred Shares have the right to appoint directors to fill the vacancies on the Board of Directors created by the resignations of Messrs. Doyle, Taylor and Ziegler.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2008, the Registrant filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of the Series C Convertible Preferred Stock.

In addition, on January 16, 2008, the Registrant filed an amendment to the Amended and Restated Certificate of Incorporation of the Registrant (the “Charter Amendment”), increasing the total number of shares of stock that the Registrant has the authority to issue to three billion (3,000,000,000) shares of Common Stock with a par value of $.001 per share and one million (1,000,000) shares of Preferred Stock with a par value of $.001 per share. In accordance with Delaware law and the Amended and Restated Certificate of Incorporation of the Registrant, the Charter Amendment was approved by the Board of Directors of the Registrant on January 16, 2008 and by holders of a majority of the outstanding voting power of the Registrant’s capital stock by written consent dated January 16, 2008.

The foregoing summary of the Certificate of Designations and the Charter Amendment is qualified in its entirety by the full text of the those documents, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
3.1	Certificate of Designations
3.2	Charter Amendment
4.1	Securities Purchase Agreement
4.2	First Lien Amendment
4.3	Plainfield Warrant
4.4	Second Lien Amendment
4.5	Note Amendment
4.6	Coty Warrant
4.7	Prencen Warrant
10.1	Registration Rights Agreement
10.2	Watershed Consent
10.3	Prencen Consent
10.4	Prencen Lending Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008		ASCENDIA BRANDS, INC.
	By:	/s/ Steven R. Scheyer Steven R. Scheyer Chief Executive Officer